GOLDEN PHOENIX MINERALS APPOINTS CLYDE HARRISON TO ITS

BOARD OF DIRECTORS

SPARKS, NV, June 29, 2009 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM) is very pleased to announce that Clyde Harrison has accepted a seat on the Golden Phoenix Board of Directors, commencing immediately. Mr. Harrison will join the existing Directors, bringing the total number of board members to six.

Robert P. Martin, President of Golden Phoenix, commented on the appointment of Mr. Harrison, stating, “It is truly an honor to welcome Clyde Harrison onto our Board. It marks an exciting new phase for Golden Phoenix; a reemergence in which we draw from our past experience to chart a dynamic path forward. Clyde brings a wealth of financial know-how backed by a proven record of performance that is unmatched. His mastery of the resource sector, his creation of highly successful financial institutions, and his trusted reputation lends a new dimension to our Company.”

In 1968 Clyde Harrison began his career in finance with Lamson Brothers, becoming the youngest partner in the firm’s history. In 1974 he was named General Partner to Carl Icahn, managing hedge positions for corporate takeovers of up to $100 million. Mr. Harrison later served as a consultant to Commerz Bank, creating the risk control system employed to relocate their futures headquarters from Europe to Chicago. Mr. Harrison has also served as General Partner for a number of private investment and trading funds.

More recently, Mr. Harrison was the Founding Member of Beeland Management Company, LLC. During his 5-year tenure as its CEO, Mr. Harrison managed the Rogers Raw Materials Index Funds, which gained 150% while the benchmark S&P index gained 1%.

Mr. Harrison is a former member of the Managed Futures Committee of the Chicago Mercantile Exchange, consulted for NBD Bank and Northern Trust, was named Special Consultant to the Chairman of the Chicago Board Options Exchange and is a prior member of the International Monetary Market.

Mr. Harrison is well known through his many articles and book contributions, as well as numerous television appearances. He has been featured in Barron’s, Pensions & Investments, Investment News and Crain’s. He is an internationally recognized public speaker, featured at the National Conference for Public Employee Retirement Systems, the International Exchange Conference, the US Federal Reserve Conference and the Chicago Resource Expo, to name a few.

Mr. Harrison and his wife, Kim, presently reside in Cary, Illinois.

Reflecting upon his appointment, Clyde Harrison commented, “I look forward to working with the Directors of Golden Phoenix and I am excited about turning current natural resource opportunities into added value for the stockholders.”

For more information on Golden Phoenix Minerals, please visit their corporate website at http://www.Golden-Phoenix.com/.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada and the Northern Champion molybdenum mine in Ontario, Canada.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by David A. Caldwell, CEO, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the molybdenum and gold markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals, especially molybdenum; unexpected difficulties in expanding production at the Company’s mines; changes in customer demand or ordering patterns for molybdenum; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of skilled miners; the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

CONTACT:

Golden Phoenix Minerals, Inc.

Robert P. Martin, President (775) 853-4919

investor@golden-phoenix.com